Exhibit 4.4

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (this “Agreement”) is entered into as of September 23, 2015 between SouFun Holdings Limited, a company organized and existing under the laws of the Cayman Islands (the “Company”), General Atlantic Mauritius Limited, a Mauritius private company limited by shares (the “GA Shareholder”), Hunt 7-A Guernsey L.P. Inc. (“Apax 7-A”), Hunt 7-B Guernsey L.P. Inc. (“Apax7-B”), and Hunt 6-A Guernsey L.P. Inc. (“Apax 6-A” and, together with Apax 7-A and Apax 7-B, the “Apax Shareholder”), Next Decade Investments Limited, a limited liability company incorporated in the British Virgin Islands (“Next Decade”), Media Partner Technology Limited, a limited liability company incorporated in the British Virgin Islands (“Media Partner”) and Digital Link Investments Limited, a limited liability company incorporated in the British Virgin Islands (“Digital Link” and, together with Next Decade and Media Partner, the “Offerees”).

RECITALS

WHEREAS, the Company, the GA Shareholder, the Apax Shareholder and the Offerees are parties to that certain Investor’s Rights Agreement, dated as of August 13, 2010 (the “Investor’s Rights Agreement”);

WHEREAS, as of the date hereof, each of the GA Shareholder and the Apax Shareholder has disposed of its investment in the Company; and

WHEREAS, effective as of the date hereof, the Company, the GA Shareholder, the Apax Shareholder and the Offerees desire to terminate the Investor’s Rights Agreement as set forth below.

AGREEMENT

NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the GA Shareholder, the Apax Shareholder and the Offerees agree as follows:

1.                 Termination of Investor’s Rights Agreement. The parties hereto acknowledge and agree that, effective as of the date hereof, the Investor’s Rights Agreement is hereby terminated in its entirety.

2.                 Release of Claims. Each party hereto irrevocably, unconditionally and completely releases, acquits and forever discharges the Company, the GA Shareholder, the Apax Shareholder, the Offerees, and each of their respective successors and assigns, from any past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature arising out of or in connection with the Investor’s Rights Agreement.

3.                 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law provisions of the State of New York or any other state.

4.                 Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or e-mail attachment will be accepted and considered duly executed.

5.                 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties hereto.

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IN WITNESS WHEREOF, this Termination and Release Agreement is executed as of the date first above written.

COMPANY:

SouFun Holdings Limited

By:	/s/ Vincent Mo
Name: Vincent Mo
Title: Chief Executive Officer

(Signature Page to Termination and Release Agreement for Investor’s Rights Agreement)

IN WITNESS WHEREOF, this Termination and Release Agreement is executed as of the date first above written.

GA SHAREHOLDER:

GENERAL ATLANTIC MAURITIUS LIMITED

By:	/s/ Christopher G. Lanning
Name: Christopher G. Lanning
Title: Director

(Signature Page to Termination and Release Agreement for Investor’s Rights Agreement)

IN WITNESS WHEREOF, this Termination and Release Agreement is executed as of the date first above written.

APAX SHAREHOLDER:

HUNT 7-A GUERNSEY L.P. INC
By HUNT 7-A GP LIMITED, its general partner

By:	/s/ Gordon Purvis
Name: Gordon Purvis
Title: Director

HUNT 7-B GUERNSEY L.P. INC
By HUNT 7-A GP LIMITED, its general partner

By:	/s/ Gordon Purvis
Name: Gordon Purvis
Title: Director

HUNT 6-A GUERNSEY L.P. INC
By HUNT 6-A GP LIMITED, its general partner

By:	/s/ Gordon Purvis
Name: Gordon Purvis
Title: Director

(Signature Page to Termination and Release Agreement for Investor’s Rights Agreement)

IN WITNESS WHEREOF, this Termination and Release Agreement is executed as of the date first above written.

OFFEREE:

Next Decade Investments Limited

By:	/s/ Jing Cao
Name: Jing Cao
Title: Director

(Signature Page to Termination and Release Agreement for Investor’s Rights Agreement)

IN WITNESS WHEREOF, this Termination and Release Agreement is executed as of the date first above written.

OFFEREE:

Media Partner Technology Limited

By:	/s/ Jing Cao
Name: Jing Cao
Title: Director

(Signature Page to Termination and Release Agreement for Investor’s Rights Agreement)

IN WITNESS WHEREOF, this Termination and Release Agreement is executed as of the date first above written.

OFFEREE:

Digital Link Investments Limited

By:	/s/ Li Shan
Name: Li Shan
Title: Director

(Signature Page to Termination and Release Agreement for Investor’s Rights Agreement)